UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 25, 2015

McDONALD’S CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One McDonald’s Plaza
Oak Brook, Illinois
(Address of Principal Executive Offices)
60523
(Zip Code)

(630) 623-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensation Arrangements of Certain Officers.

On January 28, 2015, McDonald's Corporation (the “Company”) announced that Donald Thompson, President and Chief Executive Officer, will retire from the Company, effective March 1, 2015 and will be succeeded by Stephen Easterbrook, currently Senior Executive Vice President and Chief Brand Officer. In addition, on the same date, the Company announced that Peter J. Bensen, Senior Executive Vice President and Chief Financial Officer, is promoted to a newly created role of Chief Administrative Officer and that Kevin Ozan, Senior Vice President and Controller, is promoted to Executive Vice President and Chief Financial Officer, both effective March 1, 2015. The Board of Directors of the Company (the “Board”) also elected Brian Mullens to the position of Senior Vice President and Corporate Controller, effective March 1, 2015.
Changes to the Management Team’s Compensation
In connection with the foregoing promotions, the Compensation Committee (the “Committee”) of the Board approved the following adjustments to the officers’ compensation, effective March 1, 2015:
Mr. Easterbrook’s base salary was increased to $1,100,000 (a 69.2% increase) and his target annual incentive opportunity under the Target Incentive Plan (“TIP”) will increase from 100% of base salary to 160% of base salary (for 2015, the target and any TIP payout will be prorated to reflect the portion of the year in each position);
Mr. Bensen’s base salary was increased to $950,000 (a 5.6% increase) and his target annual incentive opportunity under the TIP will increase from 100% of base salary to 125% of base salary (for 2015, the target and any TIP payout will be prorated to reflect the portion of the year in each position);
Mr. Ozan’s base salary was increased to $600,000 (a 46.3% increase) and his target annual incentive opportunity under the TIP will increase from 65% of base salary to 100% of base salary (for 2015, the target and any TIP payout will be prorated to reflect the portion of the year in each position); and
Mr. Mullens will receive a 16.3% increase in his base salary and his target annual incentive opportunity under the TIP will increase from 50% of base salary to 65% of base salary (for 2015, prorated based on time in each position).
Each compensation adjustment was based on an analysis of comparable levels of base salary and annual bonus targets at peer companies. Target annual incentive opportunities are subject to rigorous performance metrics that must be achieved through the year to realize payout.
Retirement and Consulting Agreement with Mr. Thompson
The Company has entered into a Retirement and Consulting Agreement (“Agreement”) with Mr. Thompson in connection with his retirement. The Agreement provides for the retirement benefits that Mr. Thompson is entitled to receive pursuant to the pre-established terms of the Company’s benefit plans due to his age and years of Company service. In addition, the Board recognizes Mr. Thompson’s unique skill set and therefore has decided to enter into a post-retirement, consulting agreement with Mr. Thompson. Mr. Thompson’s consulting services will be at the request of Company’s Chief Executive Officer or Board, and will include services that will leverage Mr. Thompson’s system knowledge, relationships with important external stakeholders, influence as a leader in the corporate business community, and relationships with Company franchisees and suppliers in an effort to positively affect brand-impacting issues and opportunities. The Board believes these consulting services are important to the Company and in shareholders’ best interests.
Under the Agreement, Mr. Thompson will provide consulting services to the Company for 12 months following his retirement and extend the term of his non-compete period to 24 months following his retirement (which is six months beyond the Company’s customary 18 month period). The Agreement also provides for a general release of claims in favor of the Company and its affiliates as well as a non-disparagement covenant.
In consideration of the consulting services and extended non-compete period, the Agreement provides for the following:

•	The Company will waive the six-month notice period that is customarily required in advance of a retirement under the TIP, Cash Performance Unit Plan and the terms of his equity incentive awards;

•	Mr. Thompson will receive two $1.5 million cash payments, one on September 2, 2015 and a second on March 2, 2016; and

•
The award of stock options made to Mr. Thompson in connection with his promotion to Chief Executive Officer in 2012 will be amended to provide for post-termination treatment consistent with the retirement treatment applicable to his other stock option awards (i.e., eligibility for continued vesting in accordance with the original vesting schedule and continued exercisability for the full term), an arrangement that will continue to align his interests with those of the Company’s long-term shareholders.

The benefits set forth in the Agreement are conditioned upon Mr. Thompson’s compliance with the commitments under the Agreement and are subject to forfeiture or clawback.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as an exhibit hereto.

Awards to Certain Named Executive Officers under the TIP for 2015

On February 25, 2015, the Committee approved the payout structure for the 2015 TIP awards for executives.

The target 2015 TIP awards for the Company’s “named executive officers” for whom disclosure was required in the Company’s most recent proxy statement are as shown in the table below.

Name	Position	Target TIP Award as a Percentage of Base Salary
Donald Thompson*	President and Chief Executive Officer, Retired	160%
Peter J. Bensen**	Chief Administrative Officer	125%
Douglas Goare	President, McDonald’s Europe	85%
David Hoffmann	President, McDonald’s APMEA	85%
*Note: Pursuant to the terms of our 2013 TIP plan, as Mr. Thompson will be employed through March 1, 2015, he is eligible to earn a prorated TIP payout for his service through March 1, 2015, based on actual 2015 results.
** Note: As disclosed above, Mr. Bensen’s target and any TIP payout for 2015 will be prorated to reflect the portion of the year in which Mr. Bensen was the Chief Financial Officer with a target of 100% of base salary.

TIP payouts will be determined primarily by growth in the Company’s operating income in 2015 over its 2014 operating income, measured in constant currencies.  The named executive officers listed above are not eligible to receive a TIP payout if the Company (and/or an applicable business unit) does not achieve growth in operating income in 2015.  Operating income is measured on a consolidated or geographic business unit level, as applicable to each named executive officer’s award. For Messrs. Thompson and Bensen the payout will be based on consolidated performance.  For Mr. Goare, the payout will be based on a combination of the performance of Europe and consolidated performance. For Mr. Hoffmann, the payout will be based on a combination of the performance of APMEA and consolidated performance.

The maximum TIP award that any of the named executive officers can earn in 2015 is 200% of the target award (as prorated, if applicable).

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

99	Retirement and Consulting Agreement between Donald Thompson and the Company, dated March 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD’S CORPORATION
(Registrant)

Date:	March 3, 2015	By:	/s/ Denise A. Horne
Denise A. Horne
Corporate Vice President—Associate General Counsel and Assistant Secretary

Exhibit Index

Exhibit No. 99	Retirement and Consulting Agreement between Donald Thompson and the Company, dated March 1, 2015